Exhibit 10.12

Business Purchase Agreement

This Agreement is made and entered into on March 1,2004 (hereinafter referred to as “Effective Date”), between Monolithic Power Systems. Inc. (hereinafter referred to as “MPS”), a corporation duly incorporated and registered under the laws of California, U.S.A., having its main office and place of business 983 University Avenue Building A, Las Gatos, CA 95032, U.S.A., and Uppertech Hong Kong Ltd. (hereinafter referred to as “UPPERTECH”), a corporation duly incorporated and registered under the laws of Hong Kong, having its main office and place of business at RM2801, 28F, Prosperity Centre, 25 Chong Yip St., Kwun Tong, Kowloon, Hong Kong.

1.0	PURCHASE AND RESALE

1.1	MPS hereby agrees to sell to UPPERTECH, and UPPERTECH agrees to purchase and resell in the Territory set forth below, all products offered for sale by MPS (hereinafter referred to as “Products”).

1.2	UPPERTECH shall devote its sales effort to develop a market for the Products within the borders of Greater China area (consisting of China, Taiwan and Hong Kong, hereinafter referred to as “Territory”). MPS reserves the right to market and sell the Products in the Territory.

1.3	MPS agrees to sell and UPPERTECH agrees to purchase the Products for resale, according to the terms of this Agreement and MPS’s the current Standard Terms and Conditions of Sale, at the prices set forth in MPS’s then-current Standard OEM Company Price List (hereinafter referred to as “Price List”) as such Price List may be modified from time to time.

2.0	SALES AND SERVICE

2.1	UPPERTECH agrees to maintain a qualified sales force and to use its best efforts to promote the sale of Products in the Territory. UPPERTECH shall prepare and forward all reports as may be reasonably requested by MPS, including but not limited to 4-month rolling sales forecasts and inventory report by product.

2.2	MPS shall have the right to audit inventory of UPPERTECH’s stock at reasonable intervals. UPPERTECH shall furnish all reasonable assistance as may be required to conduct such audit.

2.3	MPS shall conduct technical training of product to UPPERTECH’s employees, and shall provide UPPERTECH with sales aides, data sheets, application notes, and other materials and specifications for the Products, which UPPERTECH shall provide to prospective customers.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

2.4	MPS may elect, in its sole discretion, to discontinue the manufacture and sale of any Products or to make engineering changes to the Products, at any time, without prior notice to UPPERTECH. MPS shall use reasonable efforts to provide UPPERTECH sixty (60) days prior written notice of all Product discontinuance and engineering changes that will affect form, fit or function of any Products in UPPERTECH’s inventory. MPS shall issue a last buy notice prior to product discontinuance, allowing UPPERTECH to place a last time order within sixty (60) days from notice for product delivery within six (6) months from notice.

3.0	TERM AND TERMINATION

3.1	This Agreement shall be effective on the Effective Date, following execution by all parties, and shall continue in full force and effect until terminated.

3.2	Each party may terminate this Agreement for convenience by providing three (3) months prior written notice to the other party.

3.3	This Agreement will automatically renew every one year after the Effective Date, unless either party provides written notice of non-renewal at least thirty (30) days prior to the end of such year.

4.0	PURCHASE ORDER AND DELIVERY

4.1	All purchase orders for Products placed by UPPERTECH are subject to the terms and conditions set forth in this Agreement, and MPS’s then-current Standard Warranty and Standard Terms and Conditions of Sale, and such warranty and terms may be modified from time to time. In the event of an inconsistency between any of the foregoing documents and the terms hereof, this Agreement shall prevail.

4.2	Order for Product shall be addressed to:

Monolithic Power Systems Inc.

983 University Ave. #A,

Los Gatos, CA95032

U.S.A.

or such other location as may be specified by MPS.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

4.3	No order from UPPERTECH is binding on MPS until MPS issues an official Sales Order to UPPERTECH for such order. Acceptance or rejection of order shall be determined and written notice be given within seven (7) business days following receipt of such order by MPS.

4.4	Delivery of the Products purchased by UPPERTECH under this Agreement shall be made EX-Works MPS’s Los Gatos facility or other facility designated by MPS, and shipped to UPPERTECH at the following shipping address with a frequency of no more than once a week:

Uppertech Hong Kong Ltd.

Rm2801, 28F, Prosperity Centre,

25 Chong Yip St., Kowloon, HongKong

5.0	ORDER CANCELLATION and RESCHEDULING

5.1	MPS will only accept the cancellation of an order in written form from UPPERTECH at least 45 days before the requested delivery date shown on the PO. Any cancellation less than 45 days ahead of the requested delivery date would not be accepted.

5.2	An order may only be rescheduled if the notice, in written form, has been received by MPS at least 2 weeks before the requested delivery date.

5.3	An order may only be rescheduled for a new delivery date within 2 months of the original delivery date.

5.4	An order may not be rescheduled more than 2 times per PO.

5.5	An order that has been rescheduled may not be cancelled.

6.0	RETURN POLICY

6.1	MPS won’t accept any product for return and replacement unless the product has a defect in violation of MPS’s then-current Standard Warranty.

7.0	PRICE

7.1	Prices set forth in the Price List are subject to be changed, and MPS shall promptly notify UPPERTECH of any such changes.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

7.2	The prices set forth in MPS’s acceptance of purchase order (“Order Acknowledgment”) are subject to be adjusted in the event of significant increases in the market price of raw materials, equipment and other production costs. In such event, MPS shall have the right and UPPERTECH has the obligation to renegotiate in good faith the price of the Products ordered but not yet shipped.

7.3	UPPERTECH is free to determine its resale price without restriction.

8.0	PAYMENT

8.1	UPPERTECH shall pay MPS for each order within 30 days after the end of the month in which MPS delivers the Products.

8.2	Currency of Payment shall be in United States Dollars.

9.0	WARRANTY

9.1	MPS warrants that all Products purchased and paid for by UPPERTECH shall comply with MPS’s then-current Standard Warranty.

9.2	UPPERTECH shall advise MPS promptly of any UPPERTECH’s customer’s claim under paragraph 9.1 and in all events such claim must be furnished to MPS in writing.

9.3	In case any of those claims are proved justifiable by MPS after inspection and test, MPS shall replace or repair such defective products at its own expense.

9.4	Except as herein above set forth in this article, MPS makes no other warranties, express or implied, with respect to the Products or the use or performance thereof, their marketability, quality, suitability or fitness for any particular use of purpose.

9.5	In no event shall the liability of MPS under this Agreement exceed the payment MPS actually receives from UPPERTECH with respect to the specific lot of Products in question sold by MPS under this Agreement. In no event shall MPS be liable for any lost profits or business opportunities or any other indirect, incidental, consequential, special, or reliance damages arising out of or related to this Agreement, however caused and under any theory of liability, whether based in contract, tort (including negligence), product liability or otherwise.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

10.0	PATENT

10.1	MPS shall defend any suit or proceeding brought against UPPERTECH so far as based on a claim that any Products furnished under this Agreement constitutes an infringement of any patent, if MPS is notified by UPPERTECH promptly in writing and MPS is given sole control and authority, and all information and assistance for the defense of same.

11.0	ARBITRATION

11.1	All disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in California, U.S.A., under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

11.2	For any matter arising out of or related to this Agreement requiring adjudication by a court, both parties agree that the United States federal courts for the Northern District Court of California shall be the sole and exclusive venue, and both parties hereby consent to the jurisdiction of such courts. This Agreement shall be construed in accordance with the laws of California, U.S.A,

12.0	NOTICE

12.1	Any notice or communications required or permitted to be given under this Agreement shall be in writing, and shall be deemed sufficiently given if and when dispatched by registered or certified mail, postage prepaid, addressed to the address of the receiving party first set forth above. Either party may, by notice to the other, change its address for receiving such notices.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

ACCEPTED AND AGREED:

Monolithic Power Systems Inc.	Uppertech Hong Kong Ltd.

/s/ Michael Hsing	/s/ Kenny Chaang
By Michael Hsing
President & CEO

4/30/2004

Date	Date

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com